Exhibit 10.15.2

SECOND AMENDMENT TO THE

ARTHUR J. GALLAGHER & CO.

SUPPLEMENTAL SAVINGS AND THRIFT PLAN

(As Amended and Restated Effective January 1, 2008)

WHEREAS, Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), maintains the Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan, as amended and restated effective January 1, 2008 (the “Plan”);

WHEREAS, pursuant to Section 9.1 of the Plan, the Company has reserved the power to amend the Plan by an instrument in writing which has been executed on its behalf by a duly authorized officer; and

WHEREAS, the Company desires to amend the Plan to clarify the manner in which default deferral elections are credited to participant accounts under the Plan.

NOW, THEREFORE, pursuant to the power of amendment contained in Section 9.1 of the Plan, the Plan is hereby amended as follows, effective January 1, 2010:

1. Sections 5.1(a) and 5.1(b) of the Plan are hereby amended in their entirety to read as follows:

(a) The Plan Administrator shall establish deferral Accounts for each Participant reflecting the Elective Deferrals, Matching Deferrals and Performance Deferrals made for the Participant’s benefit together with any adjustments for income, gain or loss and any payments from the Accounts. Upon the commencement of an Eligible Employee’s participation in the Plan or, if later, January 1, 2008, the Plan Administrator shall establish for the benefit of such Participant a Separation from Service Account, which in accordance with Section 7.1 shall be distributed following the Participant’s Separation from Service. In addition, at the time a Participant submits an Elective Deferral election pursuant to Section 4.1 with respect to any Plan Year, the Participant may in his or her discretion establish a Scheduled Distribution Account to which such Elective Deferrals shall be credited and which, in accordance with Section 7.1, shall be distributed in the calendar year designated by the Participant at the time such Scheduled Distribution Account is established. No more than three Scheduled Distribution Accounts shall be maintained on behalf of a Participant at any time; provided that if the distribution of a Scheduled Distribution Account is scheduled to begin during a Plan Year, then no further Elective Deferrals shall be credited to such Scheduled Distribution Account with respect to such Plan Year, and such Scheduled Distribution Account shall be disregarded for purposes of the limit on the number of Scheduled Distribution Accounts that may be maintained at any time. To illustrate the foregoing, Elective Deferrals with respect to the 2010 Plan Year may not be credited to a 2010 Scheduled Distribution Account.

(b) At the time a Participant submits an Elective Deferral election with respect to a Plan Year, the Participant shall elect that such Elective Deferrals be credited to such Participant’s Separation from Service Account, a Scheduled Distribution Account previously established by such Participant, a new Scheduled Distribution Account at that time established by such Participant, or a combination of such Accounts; provided that any new Scheduled Distribution Account elected by a Participant must provide for distributions to commence more than two years after the last day of such Plan Year. If a Participant does not affirmatively elect the Account to which any portion of his or her Elective Deferrals shall be credited with respect to any Plan Year, such Elective Deferrals shall be credited as follows:

(i) If the Participant’s Elective Deferral election for the immediately preceding Plan Year applies automatically to the Participant’s base salary earned in the current Plan Year pursuant to Section 4.1 and the base salary deferred with respect to such preceding Plan Year was credited either to the Participant’s Separation from Service Account or to a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin later than the current Plan Year, then the base salary deferred for the current Plan Year shall be credited to the Participant’s Account in accordance with the election applicable to the immediately preceding Plan Year.

(ii) If the Participant’s Elective Deferral election for the immediately preceding Plan Year applies automatically to the Participant’s base salary earned in the current Plan Year pursuant to Section 4.1 and the base salary deferred with respect to such preceding Plan Year was credited to a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin during the current Plan Year, then the base salary deferred for the current Plan Year shall be credited to a new Scheduled Distribution Account that provides for distributions to be paid in a lump sum payment during the first calendar year that is more than two years after the last day of the current Plan Year.

(iii) If the Participant’s Elective Deferral election for the immediately preceding Plan Year applies automatically to the Participant’s annual bonus and/or commissions earned in the current Plan Year pursuant to Section 4.1 and the annual bonus and/or commissions deferred with respect to such preceding Plan Year were credited either to the Participant’s Separation from Service Account or to a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin later than the first Plan Year after the current Plan Year, then the annual bonus and/or commissions deferred for the current Plan Year shall be credited to the Participant’s Account in accordance with the election applicable to the immediately preceding Plan Year.

(iv) If the Participant’s Elective Deferral election for the immediately preceding Plan Year applies automatically to the Participant’s annual bonus and/or commissions earned in the current Plan Year pursuant to Section 4.1 and the annual bonus and/or commissions deferred with respect to such preceding Plan Year were credited to a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin during the first Plan Year after the current Plan Year, then the annual bonus and/or commissions deferred for the current Plan Year shall be credited to a new Scheduled Distribution Account that provides for distributions to be paid in a lump sum payment during the first calendar year that is more than three years after the last day of the current Plan Year.

(v) In all other cases, the Elective Deferrals for the current Plan Year shall be credited to the Participant’s Separation from Service Account.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 1st day of December, 2009.

ARTHUR J. GALLAGHER & CO.

By: /s/	J. PATRICK GALLAGHER, JR.
J. Patrick Gallagher, Jr.
Chairman, President and Chief Executive Officer